Exhibit 99.1

Blum Holdings Inc. Reports Third Quarter 2025 Financial Results

DOWNEY, Calif., Nov. 14, 2025 (GLOBE NEWSWIRE) -- Blum Holdings, Inc. (OTCQB: BLMH) (the “Company,” “Blüm,” “Blüm Holdings,” “we” or “us”), a California-based publicly traded holding company, announced its financial results for the third quarter ended September 30, 2025.

Blüm’s third quarter performance marks the third consecutive quarter of revenue growth and continued operational progress in the post-restructuring expansion. The Company continues to capitalize on a unique market opportunity to acquire premium cannabis assets at distressed valuations to increase revenue.

“2025 has been the year we’ve turned recovery into disciplined growth,” said Sabas Carrillo, Chief Executive Officer of Blüm Holdings. “Our consistent quarterly growth, stable margins, and identified working-capital leverage point to a stronger structured company. While integration continues, our focus turns to converting this growth into profitability and strengthening our balance sheet.”

Key Highlights from Third Quarter 2025

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Revenue increased 39% over consecutive quarters from $3.5 million in Q2 2025 to $4.8 million in Q3 2025, driven by the acquisitions of the Redding store in the third quarter. The continued growth trend demonstrates consistent execution and scaling capacity, positioning Blüm to exceed its fiscal year 2024 revenue.

•	Revenue increased 117% from Q1 to Q3, while SG&A increased 51% rise in SG&A, showing operating leverage as revenue growth continues to outpace overhead. SG&A as a percentage of revenue improved from 111% in Q1 to 79% in Q3. This downward trend highlights improving operating leverage, as revenue growth continues to outpace overhead.
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Gross margin for Q3 2025 was 48%, slightly down from 49% in Q2 2025. This change reflects the full-quarter impact of the Santa Clara County acquisition, which operates under a value-oriented pricing model to maintain regional competitiveness. Despite this, the stability of gross margin during rapid expansion highlights the resilience of Blüm’s core unit economics.

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Operating expenses totaled $3.8 million in Q3 2025, marking a 53% increase from $2.5 million in Q2 2025. This increase reflects the acquisition of a fifth retail location, Cookies Redding, in July 2025, as well as the full-quarter impact of the Santa Clara County store, which contributed expenses for only part of Q2 2025.

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Net loss from operations was $1.5 million in Q3 2025, compared to $0.8 million in Q2 2025, primarily reflecting short-term acquisition and transition costs as we integrated new assets into our retail portfolio.

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Adjusted EBITDA loss was $1.3 million for Q3 2025, compared to $0.6 million in Q2 2025 primarily driven by higher SG&A as newly acquired stores were brought onto the platform and acquisition costs were absorbed. With integration nearing completion and cost synergies beginning to materialize, we expect improved profitability and operating leverage in the quarters ahead.

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Total assets increased by $20.3 million compared to year-end 2024, primarily due to the acquisitions of two new retail stores. These acquisitions also contributed to the $22.8 million increase in total liabilities from year-end 2024, reflecting the consolidation of acquired tax obligations. The Company is actively evaluating strategies to address this tax liability, including potential future settlement opportunities under IRC Section 280E reform or federal rescheduling. The Company continues to monitor Section 280E reform and federal rescheduling developments, which may significantly reduce these liabilities and present long-term upside for shareholders.

Recent Strategic and Corporate Update

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In October 2025, the Company secured an additional $0.7 million from an accredited investor, bringing the total capital raised in calendar year 2025 to $3.2 million, all on terms that the Company considers to be competitive.

“Our third quarter results demonstrate that Blüm’s turnaround is not theoretical, it’s operational,” Carrillo added. “We’ve shown three quarters of consecutive revenue growth, held gross margins through expansion, and identified the final lever, working capital activation, to drive sustained EBITDA profitability. The stores are performing, integration nears completion, and our SG&A structure is built for scalability. 2026 will be about converting this foundation into cash flow and balance sheet strength.”

About Blüm Holdings

Blüm Holdings is a leader in the cannabis sector. Our commitment to quality, innovation, and customer service makes us a trusted name in the cannabis industry, dedicated to shaping its future. Blüm Holdings, through its subsidiaries, operates leading dispensaries throughout California as well as several leading company-owned brands including Korova, known for its high potency products across multiple product categories, including the legendary 1000 mg THC Black Bar. As both a holding company and a marketing platform, Blüm aims to leverage its growing ecosystem to accelerate customer and retail investor acquisition, increase brand awareness, and create value across its portfolio.

For more info, please visit: https://blumholdings.com or follow us on Instagram.

Contact:

Jason Assad

LR Advisors LLC.

jassad@blumholdings.com

678-570-6791

Non-GAAP Financial Information

This press release includes certain non-GAAP financial measures as defined by the U.S. Securities and Exchange Commission (the “SEC”). Management believes that these non-GAAP financial measures assess the Company’s ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business, as they facilitate comparing financial results across accounting periods and to those of peer companies. These non-GAAP financial measures exclude certain material non-cash items and certain other adjustments the Company believes are not reflective of its ongoing operations and performance. Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand operational decision-making, for planning and forecasting purposes, and to evaluate the Company’s financial performance. Management believes that these non-GAAP financial measures enhance investors’ understanding of the Company’s financial and operating performance and enable investors to evaluate the Company’s operating results and future prospects in the same manner as management. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP are included in the financial schedules attached to this press release. This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP.

Cautionary Language Concerning Forward-Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding management's intentions, plans, beliefs, expectations, or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. The Company uses words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. Such forward-looking statements are based on the Company’s expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors.

New factors emerge from time-to-time and it is not possible for the Company to predict all such factors, nor can the Company assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks, as well as other risks associated with the combination, will be more fully discussed in the Company’s reports with the SEC. Additional risks and uncertainties are identified and discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. Forward-looking statements included in this release are based on information available to the Company as of the date of this release. The Company undertakes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this release.

	(in thousands)
	Three Months Ended
	September 30,	June 30,	March 31,
	2025	2025	2025
Revenue	$4,847	$3,478	$2,240
Cost of Goods Sold	2,525	1,789	1,049
Gross Profit	$2,322	$1,689	$1,191
Gross Profit %	48%	49%	53%

Operating Expenses	3,818	2,499	2,492
Loss from Operations	(1,496)	(810)	(1,301)

Less: Other Expense (Income)	600	746	(984)
Loss from Operations Before Taxes	(2,096)	(1,556)	(317)

Provision for Income Tax Expense	(463)	(331)	(247)
Net Loss	$(2,559)	$(1,887)	$(564)

	(in thousands)
	Three Months Ended
	September 30,	June 30,
	2025	2025
Net Loss	$(2,559)	$(1,887)
Add (Deduct) Impact of:
Interest Expense	481	325
Provision for Income Tax Expense	463	331
Depreciation Expense	102	95
Amortization of Intangible Assets	166	92
EBITDA Loss (Non-GAAP)	$(1,347)	$(1,044)

Non-GAAP Adjustments:
Change in Fair Value of Derivative Liability	78	247
Loss on Extinguishment of Debt	-	174
Adjusted EBITDA Loss (Non-GAAP)	$(1,269)	$(623)

	(in thousands)
	September 30,	December 31,
	2025	2024
Current Assets	$1,741	$2,871
Long-Term Assets	43,340	21,949
Total Assets	$45,081	$24,820

Current Liabilities	$25,445	$9,659
Long-Term Liabilities	26,904	19,905
Total Liabilities	52,349	29,564

Mezzanine Equity and Stockholders' Deficit	(7,268)	(4,744)

Total Liabilities, Mezzanine Equity and Stockholders' Deficit	$45,081	$24,820

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